Filed pursuant to Rule 433. Registration Statements
Nos. 333-162193 and 333-162193-10

                               [GRAPHIC OMITTED]

www.rbs.com/etnUS | Schedule a Wholesaler Visit | 855.RBS.ETPS (855.727.3877)

RBS Securities Inc. recently commenced the offering in the United States of exchange traded notes issued by The Royal Bank of Scotland N.V.

TBAR
RBS Gold Trendpilot(TM) Exchange Traded Notes
Print current factsheet | Print Pricing Supplement and Prospectus

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TRNM
RBS US Mid Cap Trendpilot(TM) Exchange Traded Notes
Print current factsheet | Print Pricing Supplement and Prospectus

TRND
RBS US Large Cap Trendpilot(TM) Exchange Traded Notes
Print current factsheet | Print Pricing Supplement and Prospectus

                  Our growing family of Exchange Traded Notes:

  TRND                           TRNM                        TBAR
  RBS US Large                   RBS US Mid Cap              RBS Gold
  Cap Trendpilot                 Trendpilot                  Trendpilot

  Exchange Traded Notes          Exchange Traded             Exchange Traded
                                 Notes                       Notes

For material terms of the RBS ETNs, including important risks that you should consider before investing, please read the relevant Pricing Supplement and
Prospectus and Fact Sheet. For additional information on the RBS ETNs and exchange traded notes in general, please see the following FAQ.

The Royal Bank of Scotland N.V. (RBS NV) and RBS Holdings N.V. (RBS Holdings)
have filed a registration statement (including a prospectus) with the U.S.
Securities and Exchange Commission (SEC) for the offering of RBS ETNs to which this communication relates. Before you invest in any RBS ETNs, you should read the prospectus in that registration statement and other documents that have been filed with the SEC for more complete information about RBS NV and RBS Holdings, and the offering. You may get these documents for free by visiting EDGAR on the
SEC's web site at www.sec.gov. Alternatively, RBS NV, RBS Holdings, RBS
Securities Inc. or any dealer participating in the relevant offering will arrange to send you the prospectus and the pricing supplement at no charge if you request it by calling 1-855-RBS-ETPS (toll-free).